EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Deyu Agriculture Corp. (the “ Company ”) for the year ended December 31, 2011 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “ Report ”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 30, 2012	By:	/s/ Amy He
	Name:	Amy He
	Title:	Principal Financial and Accounting Officer and Acting Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Deyu Agriculture Corp. will be retained by Deyu Agriculture Corp. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.